                                                                    EXHIBIT 12.1



                            SNYDER OIL CORPORATION

              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (Unaudited)



                                                                                                 Three
                                                                                              Months Ended
                                                      Years ended December 31,                  March 31,
                                    --------------------------------------------------------   -----------
                                       1989        1990        1991        1992       1993        1994
                                    ---------   ---------   --------    --------    --------    --------
                                                          (Dollars in thousands)
Income before taxes,
  extraordinary item, and
  and accounting change               $ 7,321     $ 9,857    $11,439     $17,305     $34,909     $ 8,595
Interest expense                          761       6,273      8,452       4,997       5,315       1,342
                                      -------     -------    -------     -------     -------     -------
Earnings before fixed charges           8,082      16,130     19,891      22,302      40,224       9,937
                                      =======     =======    =======     =======     =======     =======
Fixed Charges:
Interest expense                          761       6,273      8,452       4,997       5,315       1,342
                                      -------     -------    -------     -------     -------     -------
Total fixed charges                   $   761     $ 6,273    $ 8,452     $ 4,997     $ 5,315     $ 1,342
                                      =======     =======    =======     =======     =======     =======

Ratio of earnings
  to fixed charges                      10.62        2.57       2.35        4.46        7.57        7.40
                                      =======     =======    =======     =======     =======     =======

                                    SNYDER OIL CORPORATION

                              COMPUTATION OF RATIO OF EARNINGS TO
                         COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                         (Unaudited)



                                                                                                  Three
                                                                                               Months Ended
                                                      Years ended December 31,                   March 31,
                                     -------------------------------------------------------   -----------
                                       1989        1990       1991        1992        1993         1994
                                     --------    --------   --------    --------    --------     --------
                                                           (Dollars in thousands)
Income before taxes,
  extraordinary item, and
  and accounting change               $ 7,321     $ 9,857    $11,439     $17,305     $34,909     $ 8,595
Interest expense                          761       6,273      8,452       4,997       5,315       1,342
                                      -------     -------    -------     -------     -------     -------
Earnings before fixed charges           8,082      16,130     19,891      22,302      40,224       9,937
                                      =======     =======    =======     =======     =======     =======
Fixed Charges:
Interest expense                          761       6,273      8,452       4,997       5,315       1,342
Preferred stock dividends                   0           0        453       4,800       9,100       2,739
                                      -------     -------    -------     -------     -------     -------
Total fixed charges                   $   761     $ 6,273    $ 8,905     $ 9,797     $14,415     $ 4,081
                                      =======     =======    =======     =======     =======     =======

Ratio of earnings
  to combined fixed charges
  and preferred dividends               10.62        2.57       2.23        2.28        2.79        2.43
                                      =======     =======    =======     =======     =======     =======

